Exhibit 10.5
2019 RSU Award Notice and Agreement
Non-Employee Director Form

RESTRICTED STOCK UNIT AWARD NOTICE

HMS Holdings Corp.
2019 Omnibus Incentive Plan

Dear <Participant Name>,

Congratulations, HMS Holdings Corp. (the “Company”) has granted you restricted stock units (“RSUs”) under the Company’s 2019 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”). An RSU entitles you to receive a share of the Company’s common stock at a future date, assuming that you satisfy the terms and conditions of the Plan and the attached implementing Restricted Stock Unit Award Agreement (the “Award Agreement”). We would like you to have an opportunity to share in the success of the Company through this RSU award under the Plan. The following represents a brief description of your individual award.

Restricted Stock Unit Award Summary:

Date of Grant	<Date of Grant>
RSU Shares	<Number of Shares Covered by the RSUs Granted>
Vesting	________________________. Each of those dates is a “Vesting Date”.

•	You have been granted RSUs for shares of the Company’s common stock (“Shares”) for the total number of Shares specified under “RSU Shares” in the chart above.

•
The potential value of your RSUs increases if the price of the Company’s stock increases, but you also have to continue to provide services to the Company (except as the Award Agreement provides) to actually receive such value. Of course, the value of the stock may go up and down over time.

•
You will not receive the Shares represented by the RSUs unless and until the RSUs vest. Your RSUs vest as provided in the chart above under “Vesting,” assuming you remain a member of the Board of Directors of the Company or an employee of the Company through each Vesting Date and subject to the terms in the Award Agreement.

•	Once you have received the Shares, you will own them and may decide whether to hold the stock, sell the stock or give the stock to someone as a gift.

•	Additional details regarding your RSU award are provided in the Plan and the Award Agreement.

You can access the Merrill Lynch website, including updates and additional information at: https://www29.benefits.ml.com/login/login.aspx. Please email EquityAdministration@hms.com with any questions regarding the Merrill Lynch website.

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

HMS Holdings Corp.
2019 Omnibus Incentive Plan

HMS Holdings Corp. (the “Company”) has granted you, the individual named in the attached Restricted Stock Unit Award Notice (the “Award Notice”), restricted stock units (the “RSUs”) under the HMS Holdings Corp. 2019 Omnibus Incentive Plan (as it may be amended from time to time) (the “Plan”), the terms of which are incorporated by reference herein in their entirety. Each RSU lets you receive a share (an “RSU Share”) of the Company’s common stock (the “Shares”) and is subject in all respects to the applicable provisions of the Plan, the Award Notice and this Restricted Stock Unit Award Agreement (the “Award Agreement”). Any term used in this Award Agreement that is not specifically defined herein or in the Award Notice shall have the meaning specified in the Plan.

Please refer to the attached Award Notice for individualized details regarding your RSU award, including the Date of Grant, the total number of RSU Shares granted to you, and the schedule for Vesting and applicable vesting dates (the “Vesting Dates”).

The Plan document and the Prospectus for the Plan are available on the Merrill Lynch website. The Company’s Registration Statement on Form S-8, the Company’s Annual Report on Form 10-K, and other filings the Company makes with the Securities and Exchange Commission are available for your review under the Investor Relations tab on the Company’s web site (http://investor.hms.com/financials.cfm). You may also obtain paper copies of these documents, without charge, upon request to the Company’s Corporate Secretary, 5615 High Point Drive, Irving, Texas 75038, telephone: 972-916-2380.

Neither the Company nor anyone else is making any representations or promises regarding the duration of your service, vesting of the RSUs, the value of the Shares or of these RSUs, or the Company's prospects. The Company is not providing any advice regarding tax consequences to you or your decisions regarding the RSUs; you agree to rely only upon your own personal advisors.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE RSUS OR THE SECURITIES THAT MAY BE RECEIVED UNDER THEM WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition to the Plan’s terms and restrictions, the following terms and restrictions apply:

Vesting	Your RSUs become nonforfeitable (“Vested”) as provided in the Award Notice,
Schedule assuming that you remain a member of the Company’s Board of Directors (the “Board”) or an employee of the Company through each Vesting Date, as designated by the Compensation Committee (the “Committee”) of the Board.

Unless otherwise determined by the Committee, if your service with the Board ends as a result of your disability, your RSUs will become fully vested. For this purpose “disability” means permanent and total disability as defined by Section 22(e)(3) of the Internal Revenue Code. Unless otherwise specified by the Committee, if your service ends as a result of your death, your RSUs will immediately vest in full upon your death.

If your service ends as a result of Retirement, you will be treated as continuing in service for vesting purposes until the earlier to occur of (i) the second anniversary of your Retirement and (ii) the last of the applicable Vesting Dates. “Retirement” for the purpose of this Award Agreement means cessation of service on or after attaining age 60 and completing five years of service with the Company.

Change in	In the event a Change in Control occurs, the RSUs will be treated as provided in

Control	Section 11 of the Plan if within 24 months following the Change in Control, your service ends on (i) a termination without Gross Misconduct or (ii) Retirement.

Termination due     If the Company terminates your employment or service for Gross Misconduct,

to Misconduct
the RSUs will immediately terminate without regard to whether they are then Vested in whole or in part. “Gross Misconduct” for purposes of this Award Agreement shall mean the occurrence of one of the following events: (A) your conviction or plea of guilty or nolo contendere to any felony (or to a felony charge reduced to a misdemeanor), (B) theft or embezzlement of assets of the Company or an Affiliate, or (C) violation of the terms of any non-competition, non-disclosure, confidentiality or similar obligation or agreement with respect to the Company or any Affiliate to which the Plan participant is a party.

Distribution Date
Subject to any overriding provisions in the Plan, you will receive a distribution of the shares of common stock of the Company (“Shares”) equivalent to your Vested RSU Shares as soon as practicable following the date(s) on which they become Vested (with the actual date being the "Distribution Date”) and, in any event, no later than 30 days following an applicable Vesting Date, unless the Committee determines that you may make a timely deferral election to defer distribution to a later date and you have made such an election (in which case the deferred date will be the “Distribution Date”).

Vesting that accelerates after a Change in Control will only accelerate the Distribution Date if and to the extent permitted under Section 409A of the Internal Revenue Code (“Section 409A”).

Restrictions        You may not sell, assign, pledge, encumber, or otherwise transfer any
and            interest (“Transfer”) in the RSUs or RSU Shares until the RSU Shares are Forfeiture         distributed to you. Any attempted Transfer that precedes the Distribution Date is                 invalid.

Unless otherwise specified in your employment or separation agreement, this Award Agreement, or the Committee determines otherwise, if your employment or service with the Company terminates for any reason before your RSUs are Vested, then you will forfeit the unvested RSUs (and the Shares to which they relate) to the extent that the RSUs do not otherwise vest as a result of the termination in accordance with the rules in the Vesting section above. The forfeited RSUs will then immediately revert to the Company. You will receive no payment for the RSUs if you forfeit them.

Taxes and	The RSUs provide tax deferral, meaning that the RSU Shares are not taxable

Withholding	until you actually receive the RSU Shares on or around the Distribution Date. You will then owe taxes at ordinary income tax rates as of the Distribution Date at the Shares' value.

The issuance of Shares under the RSUs is contingent on satisfaction of all obligations with respect to required tax or other required withholdings (for example, in the United States, any applicable Federal, state, and local taxes). The Company may take any action permitted under Section 14(c) of the Plan to satisfy such obligation, including, as permitted by the Committee, satisfying the tax obligations by (i) reducing the number of RSU Shares to be issued to you by that number of Shares (valued at their Fair Market Value on the date of distribution) that would equal all taxes required to be withheld (at their minimum withholding levels, except as otherwise permitted by the Committee or the Board), (ii) accepting payment of the withholdings directly from you or from a broker in connection with a sale of the RSU Shares, or (iii) taking any other action under Section 14(c) of the Plan.

Compliance	The Company will not issue the RSU Shares if doing so would violate any

with Law	applicable Federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the RSU Shares in violation of applicable law.

Additional	The Company may postpone issuing and delivering any RSU Shares for so

Conditions	long as the Company determines to be advisable to satisfy the following:
to Receipt
its completing or amending any securities registration or qualification of the RSU Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

its receiving proof it considers satisfactory that a person seeking to receive the RSU Shares after your death is entitled to do so;

your complying with any requests for representations under the Plan; and/or your complying with any Federal, state, or local tax withholding obligations.

Additional	If the vesting provisions of the RSUs are satisfied and you are entitled to receive

Representations	RSU Shares at a time when the Company does not have a current registration from You
statement (generally on Form S-8) under the Securities Act of 1933 (the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the RSU Shares to you. You must —

represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the RSU Shares for your own account and not with a view to reselling or distributing the RSU Shares; and

agree that you will not sell, transfer, or otherwise dispose of the RSU Shares unless:

a registration statement under the Act is effective at the time of disposition with respect to the RSU Shares you propose to sell, transfer, or otherwise dispose of; or

the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

No Effect on	Nothing in this Award Agreement restricts the Company’s rights or those of any

Employment	of its Affiliates to terminate your employment or other relationship at any time and

or Other	for any or no reason. The termination of employment or other relationship,

Relationship
whether by the Company or any of its Affiliates or otherwise, and regardless of     the reason for such termination, has the consequences provided for under the     Plan and any applicable employment or severance agreement or plan.

Limited Status
You understand and agree that the Company will not consider you a shareholder for any purpose with respect to the RSU Shares, unless and until the RSU Shares have been issued to you on the Distribution Date. You will not receive dividends with respect to the RSUs, but the Company will credit additional whole or fractional RSUs to this grant equal to the result of dividing (i) the product of the total number of RSUs credited to you under this grant on the record date for such dividend (and not yet distributed in Shares) and the per share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to shareholders. The additional RSUs will be or become Vested to the same extent as the RSUs that resulted in the crediting of such additional units and may be paid out in cash or Shares under the timing rules provided in Section 8(e) of the Plan.

Voting	You may not vote the RSUs. You may not vote the RSU Shares unless and until the Shares are distributed to you or for your account.

No Effect on	You understand and agree that the existence of the RSUs will not affect in any

Running Business
way the right or power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stock, with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether or not of a similar character to those described above.

Section 409A	The RSUs are intended to comply with the requirements of Section 409A and must be construed consistently with that section. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the RSUs Vest in connection with your “separation from service” within the meaning of Section 409A, as determined by the Company, and if (x) you are then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination you agree you are bound) and (y) the distribution of RSU Shares under such RSUs will result in the imposition of additional tax under Section 409A if distributed to you within the six month period following your separation from service, then the distribution under such accelerated RSUs will not be made until the earlier of (i) the date six months and one day following the date of your separation from service or (ii) the 10th day after your date of death. Neither the Company nor you shall have the right to accelerate or defer the delivery of any such RSU Shares or benefits except to the extent specifically permitted or required by Section 409A. In no event may the Company or you defer the delivery of the RSU Shares beyond the date specified in the Distribution Date section, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. In any event, the Company makes no representations or warranty and shall have no liability to you or any other person, if any provisions of or distributions under this Award Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.

Unsecured	The RSUs create a contractual obligation on the part of the Company to make

Creditor
a distribution of the RSU Shares at the time provided for in this Award Agreement. Neither you nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of the Company. Your right to receive distributions hereunder is that of an unsecured general creditor of Company.

Governing Law	The laws of the State of Delaware will govern all matters relating to the RSUs without regard to the principles of conflict of laws.

Clawbacks
    The Committee may cancel these RSUs if you have engaged in or are engaging in activity that is in conflict with or adverse to the interest of the Company while employed by or providing services to the Company or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may cause you to forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of these RSUs or the sale of Shares acquired in respect of the RSUs, and must promptly repay such amounts to the Company. You agree that the Committee may require you to promptly repay to the Company any amount in excess of what you should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, these RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.

Notices
Unless the Company specifies another method of transmitting notice, any notice to the Company under this Award Agreement must be sent in writing, by hand or by mail, to the office of the Company’s Corporate Secretary at the Company’s then corporate headquarters. The Company will address any notices to you u sing its standard electronic communications methods, or to your current office or home address, as reflected in the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company may also change the address for notice by general announcements to the Plan participants.

Amendment
The Committee may amend the RSUs without your consent provided that it concludes such amendment is not materially adverse to you, is required for compliance with Section 409A, or is permitted under Section 12 of the Plan.

Plan Governs
Wherever a conflict may arise between the terms of this Award Agreement and the terms of the Plan, the terms of the Plan will control. The Committee may adjust the number of RSU Shares and other terms of the RSUs from time to time.

Electronic	You, by your electronic execution of this Award Agreement, agree to the terms

Execution of	and conditions contained herein and further agree to execute any documents

Award Agreement	requested by the Company required to effect to effect the conversion of the RSUs into Shares.